Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Craig Collins (“Employee”) and Advent Software, Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee entered into at-will employment with the Company pursuant to the terms of an offer letter dated December 5, 2007 (the “Employment Agreement”);

WHEREAS, Employee entered into an Employment, Confidentiality and Assignment of Inventions Agreement with the Company on December 31, 2007 (the “Confidentiality Agreement”);

WHEREAS, Employee is covered by the Company Executive Severance plan, effective March 14, 2006, as amended by the Employment Agreement (the “Severance Plan”);

WHEREAS, the Company and Employee have entered into a Stock Appreciation Right Agreement, dated January 15, 2008, granting Employee a contingent right to receive shares of the Company’s common stock (the “SARs”) subject to the terms and conditions of the Company’s 2002 Stock Plan (the “Plan”) and the Stock Appreciation Right Agreement (collectively the “SAR Agreement”);

WHEREAS, the Company terminated Employee’s employment with the Company effective July 31, 2008 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.                                       Consideration.  Provided that Employee executes and does not revoke this Agreement, the Company agrees to provide Employee with the severance benefits under Section 4 of the Severance Plan, as follows:

a.                                       Cash.  The Company agrees to pay Employee a total of $300,000 dollars at the rate of $25,000 per month, less applicable withholding, over a period of one (1) year from the first regular payroll date following the Separation Date, in accordance with the Company’s regular payroll practices.

b.                                      Stock.  The Company agrees that, as of the Separation Date, vesting of Employee’s then unvested SARs shall be accelerated by twelve (12) months.  Accordingly,

Employee shall be deemed, following such acceleration, to have vested in: 60,000 SARs pursuant to the SAR Agreement dated January 15, 2008.  In addition, the Company agrees that the exercise period for the vested SARs shall be extended until the twelve (12) month anniversary of the Separation Date.  Other than the changes described in this paragraph, the exercise of Employee’s vested SARs and shares acquired pursuant thereto shall continue to be governed by the terms and conditions of the Plan and the SAR Agreement.

c.                                       Benefits.  Subject to the Employee timely electing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay 100% of Employee’s COBRA premiums for Employee and his covered dependents for a period of eighteen (18) months following the Separation Date (or, if earlier, until the Employee and his covered dependents becoming covered under a substantially similar group health plan of a new employer).

d.                                      Accrued Payments.  The Company agrees to pay Employee, Employee’s accrued but unpaid salary through the Separation Date.  The Company also agrees to pay the Employee for any unreimbursed business expenses required to be reimbursed to Employee pursuant to the Company’s normal and customary business expense reimbursement procedures

2.                                       Payment of Salary and Receipt of All Benefits.  Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

3.                                       Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.                                       any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.                                      any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.                                       any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.                                      any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

e.                                       any and all claims for violation of the federal or any state constitution;

f.                                         any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.                                      any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.                                      any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Agreement.  This release does not release claims that cannot be released as a matter of law, including, but not limited to:  (1) Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company); (2) claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by employee); and (3) claims prohibited from release as set forth in California Labor Code section 206.5 (specifically “any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made”).  Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

4.                                       Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement.  Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

5.                                       California Civil Code Section 1542.  Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

6.                                       No Pending or Future Lawsuits.  Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees.  Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

7.                                       Application for Employment.  Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.  Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

8.                                       Confidentiality.  Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”).  Except as required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s undersigned counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.  Employee agrees that he will not publicize, directly or indirectly, any Separation Information.

9.                                       Trade Secrets and Confidential Information/Company Property.  Employee reaffirms and agrees to observe and abide by the Confidentiality Agreement, the terms of which are attached hereto as Exhibit A, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information.  Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

10.                                 No Cooperation.  Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement.  Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

11.                                 Nondisparagement.  Employee and Company agree to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees.  Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment.

12.                                 Breach.  In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

13.                                 No Admission of Liability.  Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.  No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

14.                                 Costs.  The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

15.                                 ARBITRATION.  THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN FRANCISCO COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”).  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

16.                                 Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement.  Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.  Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

17.                                 Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

18.                                 No Representations.  Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

19.                                 Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

20.                                 Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

21.                                 Entire Agreement.  This Agreement, along with the Confidentiality Agreement, Employment Agreement, the Plan and SAR Agreement, represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company.

22.                                 No Oral Modification.  This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

23.                                 Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

24.                                 Effective Date.  Each Party has seven (7) days after that Party signs this Agreement to revoke it.  This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

25.                                 Counterparts.  This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

26.                                 Voluntary Execution of Agreement.  Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees.  Employee acknowledges that:

(a)                                 he has read this Agreement;

(b)                                he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)                                 he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)                                he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: July 28, 2008	/s/ Craig Collins
Craig Collins

ADVENT SOFTWARE, INC.

Dated: July 28, 2008	By	/s/ John P. Brennan
John P. Brennan
Vice President, Human Resources

Exhibit A

ADVENT SOFTWARE, INC.

EMPLOYMENT, CONFIDENTIALITY AND ASSIGNMENT

OF INVENTIONS AGREEMENT

I, the undersigned, in part consideration for wages or salary paid to me in connection with my employment by ADVENT SOFTWARE, INC., a Delaware corporation or one or more of its affiliates or subsidiaries (“Company”) acknowledge and agree as follows:

1.                                       Term and Termination.  I understand, acknowledge and agree that my employment with the Company is for an unspecified duration and constitutes at-will employment within the meaning of California Labor Code Section 2922.  I acknowledge and agree that this employment relationship may be terminated at any time, with or without cause, at the option either of the Company or myself, with or without advanced notice.

I understand and agree that my satisfactory performance of the duties designated by the Company is the sole consideration for the salary and benefits paid by the Company.  I further understand and agree that neither my job performance (whether satisfactory or exemplary) nor promotions, commendations, bonuses, stock, stock rights, or the like from the Company give rise to or establish an obligation on the part of either the Company or myself to continue my employment or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.  This Agreement cannot be modified, amended, or extended except in writing executed by the President of the Company, or someone designated by the President, and by me.

2.                                       Inventions.

2.1                                 Ownership of Inventions.

All designs, improvements, inventions and discoveries, including computer software and source codes, (“Inventions”) conceived or made by me during the term of my employment which are related to the business of the Company or to research and development in which it is engaged are the sole property of the Company.  “Inventions” do not include any designs, improvements, inventions or discoveries for which no equipment, supplies, facilities or trade secret information of the Company were used and which were developed entirely on my own time and (a) which do not related to the Company’s business or the Companies actual or demonstrably anticipated research or development, or (b) which do not result from any work performed by me for the Company.  THIS AGREEMENT DOES NOT APPLY TO ANY INVENTION WHICH QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE 2870.

I do not own or claim any patent rights or inventions other than those listed on the attached Exhibit “A” which are reserved to me and excluded from the terms of this Agreement.

2.2                                 Disclosure of Inventions.

I will disclose promptly to the President of the Company or to someone designated by the President all Inventions which I alone or with others may conceive or make, and I hereby assign and agree to assign all my right and interest in the Inventions to others without the express written consent of the Company.  If in the course of my employment with the Company, I incorporate into a Company product or process a prior Invention owned by me or which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such prior Invention as part of or in connection with such product or process.

2.3                                 Assignment of Inventions.

During my employment by the Company or at any time thereafter, I will, upon request of the Company, execute specific assignment of any of the Inventions and will execute all papers and perform all acts which the Company deems necessary or advisable for obtaining or maintaining patents for the Inventions in the United States or foreign countries and for the transfer of interests in the Inventions, and I will execute any papers which shall be necessary to vest title to the Inventions and patents in the Company.

3.                                       Other Agreements.

I have not entered into any assignment of inventions, confidentiality, or similar agreement other than those of which copies are attached as Exhibit “B”.  I represent that my performance of all the terms of this Agreement and that my employment by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or trust prior to my employment by the Company.  I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any equipment, supplies, facility, or trade secret information of any former employer, which are not generally available to the public, unless I have obtained written authorization for their possession and use.

In addition, prior to beginning my job responsibilities with the Company, I have performed a complete search of my home(s), office(s), automobile(s), computers, electronic devices, and cellular and other phones for any property, including trade secrets and confidential information, that may belong to any former employer or other third party.  I understand that even the inadvertent possession of such third party property may increase the risk that the Company may be sued.  Accordingly, I have searched for, amongst other things, hard copy documents, email, telephone numbers, contact information, equipment, devices and computer files, and I have destroyed or returned all such property to such third parties, and no longer retain any such property.

4.                                       Confidentiality – Trade Secrets.

I understand that during my employment, I will have access to and become acquainted with various Company trade secrets, including but not limited to source codes and programs for the Company’s software products, software products under development, business accounts, customer lists, employee and client information, office forms, interCompany correspondence, training materials, customer services materials, marketing and advertising materials, the identities of customers, business vendors and consultants; information, knowledge, trade secrets, data or know-how belonging to third parties in the Company’s possession; and Inventions conceived, originated, discovered or developed by me (collectively “Trade Secrets”).  I further understand that Trade Secrets do not include any of the foregoing items which have become publicly known and generally made available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

I acknowledge that Trade Secrets are secret, confidential and proprietary to the Company and will have been disclosed to me or obtained by me in confidence and trust for the sole purpose of using the same for the sole benefit of the Company and its customers.  During and after my employment (other than in the course of my job duties) I will keep confidential and agree not to disclose to others, or take or use for my own purposes or purposes of others, during or after my employment, the Trade Secrets.

4.1                                 Ownership of Customer Records.

I acknowledge that my relationship with customers may make me privy to information that generally is not public knowledge.  All such information and any record relating in any manner whatsoever to the customers of the Company, whether prepared by me or otherwise, shall be the exclusive property of the Company.  I shall immediately return to the Company all such records upon request and also upon termination of my employment.

4.2                                 Noncompetition During Employment.

I understand that the Company expects me to devote full energies, efforts, and abilities to my employment with the Company.  During my employment I shall not, without the express written consent of the Company, directly or indirectly, either as an independent Contractor, employee, employer, consultant, agent principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company, including but not limited to portfolio management software for personal computers and software customization and support services for the Company’s software users.

4.3                                 Restrictions on Soliciting Employees.

During my employment and for a period of one year immediately following my employment, I shall not, directly or indirectly, engage or participate in the solicitation or attempt to solicit fellow employees to work for any business that is in competition in any manner whatsoever with the Company’s business.

4.4                                 Restrictions on Soliciting Customers.

I acknowledge and agree that the names and addresses of the Company’s customers may constitute Trade Secrets and that the sale or unauthorized use or disclosure, either during or after the term of my employment, of any of the Company’s Trade Secrets that I obtained during the course of my employment constitutes unfair competition.  I agree not to engage in any unfair competition with the Company.

I agree that I will not, for a period of two years immediately following the termination of employment, and to the extent that any Company customer information constitutes a trade secret under California law, either directly or indirectly (1) make known to any person, firm, or corporation the names and addresses of any of the Company’s customers or any other information pertaining to them; or (2) on my behalf or that of any other person, firm or corporation, call on, solicit, or take away, or attempt to call on, solicit, or take away any of the Company’s customers with whom I became acquainted during the course of my employment.

4.5                                 Return of Documents, Materials, and Equipment.

I agree that upon the Company’s request and also on termination of my employment, I will return to the Company all documents, materials, and equipment belonging to the Company, and all Trade Secrets, Inventions and confidential information, including copies, and documents based in whole or in part on such trade secrets and/or confidential information.

5.                                     Injunctive Relief and Attorneys Fees.

I recognize that my failure to adhere to the terms of this Agreement will cause the Company irreparable damage for which monetary damages alone would be inadequate compensation.  Without in any way limiting other remedies available to the Company, I agree that, if I breach or threaten to breach this Agreement, the Company shall have the right to obtain in injunction against me in a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any provision of this Agreement.  I further agree that no bond or other security will be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.  I hereby further consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

If any legal action, including an action for injunctive or declaratory relief, is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party.  Such attorneys’ fees shall be in addition to any other relief to which the prevailing party may be entitled.

6.                                     Miscellaneous.

6.1                                 Entire Agreement.

This Agreement supersedes any prior agreement, representations or promises of any kind, whether written, oral, express or implied, concerning the subject matter of this Agreement, and it constitutes the full, complete and exclusive agreement between me and the Company on the subject matter of this Agreement.

6.2                                 Choice of Law.

This Agreement shall be governed by the laws of the State of California.

6.3                                 Severability.

If any provision of this Agreement is held to be invalid or unenforceable, that provision, and the remainder of this Agreement shall be enforced to the extent permitted by California law.

6.4                                 Binding Effect.

This Agreement shall be binding upon me, my heirs, executors, assignees and administrators and shall inure to the benefit of the Company, its successors and assigns.

6.5                                 Arbitration.

Subject to Section 5, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, will be settled by arbitration to be held in San Francisco, California, in accordance with the rules then in effect of the American Arbitration Association.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  The Company and I will each pay one-half of the costs and expenses of such arbitration, and each of us will separately pay our counsel fees and expenses.

6.6                                 Effective Date.

This Agreement shall be effective as of the date first set forth below.

Signed

/s/ Craig B. Collins

Print Name

Craig B. Collins

Date

July 28, 2008

ACCEPTED AND AGREED TO:

ADVENT SOFTWARE, INC.

BY:	/s/ John Brennan
Its	VP HR

EXHIBIT A

EMPLOYEE PATENT RIGHTS AND INVENTIONS

EXHIBIT B

EXISTING EMPLOYEE CONFIDENTIALITY AND ASSIGNMENT OF
INVENTION AGREEMENTS